Exhibit 10.1

DARIOHEALTH CORP.

October __, 2017

_________

_________

_________

Re: Exchange Agreement

Dear _____:

       Reference is made to that certain Common Stock Purchase Warrant issued by DarioHealth Corp., a Delaware corporation (the “Company”), to _________ (the “Purchaser”), dated as of __________, 2017 (the “Warrant”), attached hereto as Exhibit A, pursuant to which the Company granted the Purchaser a right to acquire up to an aggregate of _____ shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company at a per share exercise price of $3.50 (subject to certain adjustments as provided in the Warrant). The Warrant is one of a series of similar warrants issued by the Company pursuant to that certain Securities Purchase Agreement dated __________, 2017 by and among the Company and the purchasers identified therein (the “Securities Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Securities Purchase Agreement and the Warrant.

       This letter agreement (the “Agreement”) is intended to document the agreement and understanding with respect to the circumstances under which (i) the Purchaser shall surrender the Warrant for cancellation, and (ii) the Company shall issue the Purchasers restricted shares of Common Stock as set forth herein.

The Company and the Purchaser have agreed as follows:

1.	Surrender of the Warrant. Within 21 days from the date of this Agreement, the Purchaser shall surrender the Warrant for cancellation by delivery of the original Warrant (or a lost warrant affidavit with customary indemnity) to the Company at its address above or to the Company’s counsel, Zysman, Aharoni, Gayer and Sullivan & Worcester, LLP, 1633 Broadway, New York, NY 10019, Attention: Oded Har-Even, Esq.

2.	Issuance of Replacement Shares. In connection with the surrender of the Warrant by the Purchaser, as set forth herein, and in order to induce the Purchaser to surrender the Warrant, upon delivery of the items pursuant to Section 1 hereof, the Company shall issue the Purchaser an aggregate of _____ shares of Common Stock (the “Replacement Shares”).

3.	Representations and Warranties of the Purchaser. The Purchaser shall be bound by and observe all the provisions and conditions of the Securities Purchase Agreement applicable to the Purchaser and hereby confirms the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of the Securities Purchase Agreement in all material respects.

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4.	Representations and Warranties of the Company. The Company hereby confirms the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Securities Purchase Agreement in all material respects except as such representations and warranties may have been changed, supplemented or amended by disclosure in SEC Reports filed subsequent to January 9, 2017.

5.	Governing Law and Jurisdiction. This Agreement and the rights and obligations, of the parties hereunder shall be construed, enforced and interpreted according to the laws of the State of New York, without giving effect to its principles of conflict or choice of laws. Each party agrees that all legal proceedings concerning the interpretations and enforcement of this Agreement and the transaction contemplated hereunder shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith.

6.	Miscellaneous. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended except by a written instrument duly executed by the parties. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and when a counterpart has been executed by each of the parties hereto, all of the counterparts, when taken together, shall constitute one and the same agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[signature page follows]

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Please execute this Agreement in the space provided below in order to evidence your agreement with the terms hereof.

Sincerely,

DARIOHEALTH CORP.

By:

Name:
Title:

ACCEPTED AND AGREED:

PURCHASER:

By:

Name:
Title:

Date:

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EXHIBIT A

2017 Warrant

See attached.

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